UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 24, 2010

PANELTECH INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-145211	20-4748555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 John Stevens Way, Hoquiam, WA	98550
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (360) 538-1480

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

 Commercial Guaranty

 On February 24, 2010, Paneltech International Holdings, Inc. (the “Registrant”) entered into a Commercial Guaranty (the “Commercial Guaranty”) pursuant to which the Registrant guaranteed the full and punctual payment and satisfaction of indebtedness of the Registrant’s wholly owned subsidiary, Paneltech Products, Inc. (“Paneltech Products”) to ShoreBank Pacific (“Shorebank”) in connection with the Shorebank Facility (as defined below) and the performance by Paneltech Products of all obligations in connection therewith.

Pursuant to an Assumption Agreement dated December 23, 2009 (the “Assumption Agreement”), between Paneltech Products and Shorebank, which was entered into in connection with the merger of Paneltech International, L.L.C. (“Paneltech LLC”) with and into Paneltech Products (the “Merger”), Paneltech Products assumed and agreed to pay and perform all covenants and obligations of Paneltech LLC set forth in the loan documents between Shorebank and Paneltech LLC, as if such loan documents had originally been made, executed and delivered by Paneltech Products.  By operation of law as a result of the Merger, and by virtue of the Assumption Agreement and certain consents delivered by Shorebank, Paneltech Products assumed a $1,500,000 line of credit that Paneltech LLC had with Shorebank (the “Shorebank Facility”).  The Shorebank Facility is currently set to expire on February 28, 2010, and is secured by accounts receivable, inventory, equipment and the personal guarantees from the former members of Paneltech LLC.  Pursuant to the Assumption Agreement, the Registrant is required to enter into this Commercial Guaranty and Paneltech Products is required to enter into the Security Agreement described below.

Commercial Security Agreement

On February 24, 2010, Paneltech Products and Shorebank entered into a Commercial Security Agreement (the “Security Agreement”) in order to secure indebtedness under the Shorebank Facility described above. Under the terms of the Security Agreement, Paneltech Products granted Shorebank a security interest in certain Collateral (as defined in the Security Agreement), which includes all inventory, equipment, fixtures, accounts and other property more fully described in the Security Agreement. Paneltech Products was required to enter into the Security Agreement under the terms of the Assumption Agreement described above.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 26, 2010	PANELTECH INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Scott Olmstead
Scott Olmstead
Chief Financial Officer and Secretary